Exhibit 99.1
Eastern Bankshares, Inc. Reports Fourth Quarter 2023 Financial Results

~ Earnings, Capital, and Liquidity Enhancements Resulting from Eastern Insurance Group LLC Asset Sale ~
~ Growth in Core Deposits and Reduction in Wholesale Funding ~

BOSTON, January 25, 2024 (BUSINESS WIRE) — Eastern Bankshares, Inc. (the “Company,” or together with its subsidiaries, “Eastern”) (NASDAQ Global Select Market: EBC), the stock holding company of Eastern Bank, today announced its 2023 fourth quarter financial results and the declaration of a quarterly cash dividend.

On October 31, 2023, the Company completed the sale of the insurance operations of Eastern Insurance Group, LLC (“Eastern Insurance”), to Arthur J. Gallagher & Co. (“Gallagher”) for gross consideration of $515 million (“the insurance transaction”). The company recorded an after-tax gain of $294.5 million which is included in the fourth quarter results. The insurance transaction significantly improved the capital and funding position of the Company and will allow the Company to focus on the growth and strategic initiatives of its core banking business, including its pending merger with Cambridge Bancorp (“Cambridge”) (“the merger”), which was previously announced on September 19, 2023. The merger is expected to close early in the second quarter of 2024, subject to regulatory and shareholder approvals as previously disclosed.

"2023 was a year of strategic repositioning for Eastern,” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern Bankshares, Inc. and Eastern Bank. “We realized early in 2023 that all banks were going to face significant challenges due to higher interest rates, changing customer deposit preferences and a very difficult macroeconomic environment. We responded by repositioning our securities portfolio in the first quarter, which allowed us to improve both our liquidity and earnings outlook, and followed with the sale of Eastern Insurance in the second half of the year to capitalize on the valuation premium it commanded. The insurance transaction provided us additional liquidity and capital, and positioned us to announce our merger with Cambridge Bancorp, a highly attractive in-market merger partner with a valuable wealth management business. We are very confident that these transactions provide us with a greater financial foundation, stronger earnings for our shareholders, and a leading market share in our footprint. The upcoming merger is the next step in our journey and we all look forward to welcoming the colleagues and customers of Cambridge Trust to Eastern.”

FINANCIAL HIGHLIGHTS FOR THE FOURTH QUARTER OF 2023

•Completed the sale of Eastern Insurance to Gallagher for cash consideration of $515 million and for an after-tax gain of $294.5 million.
•Net income of $318.5 million, or $1.95 per diluted share, compared to net income of $59.1 million, or $0.36 per diluted share, for the prior quarter.
•Operating net income*, which excludes the revenues, expenses, and tax provision of discontinued operations, of $16.9 million, or $0.10 per diluted share. Operating net income* includes a $10.8 million special assessment from the Federal Deposit Insurance Corporation (“FDIC”).
•Total deposits increased $172.0 million from the prior quarter, to $17.6 billion. Core deposits, which exclude brokered deposits, increased $516.2 million or 3.0% from the prior quarter.
•Total loans increased $54.2 million from the prior quarter, to $14.0 billion.
•The net interest margin on a fully tax equivalent (“FTE”) basis* of 2.69% was 8 basis points lower than the prior quarter but trend is stabilizing.
•Borrowings and brokered deposits of less than 1% of total assets as of December 31, 2023.
•Annualized net charge-offs ("NCOs") of 0.32% in the fourth quarter and 0.09% for full year 2023 and nonperforming loans ("NPLs") of $52.6 million, or 0.38% of total loans as of December 31, 2023.

BALANCE SHEET

Total assets were $21.1 billion at December 31, 2023, essentially unchanged from September 30, 2023.

•Cash and equivalents increased $84.3 million from the prior quarter to $693.1 million.
•Total securities increased $139.8 million, or 3%, from the prior quarter, to $4.9 billion, due to an increase in the market value of available for sale securities, partially offset by principal runoff.
•Loans totaled $14.0 billion, representing an increase of $54.2 million, or 0.4%, from the prior quarter.

•Deposits totaled $17.6 billion, representing an increase of $172.0 million, or 1.0%, from the prior quarter, driven primarily by an increase of $516.2 million, or 3.0%, in core deposits. This was partially offset by a decrease of $344.1 million in brokered deposits.
•Borrowed funds decreased $667.2 million from the prior quarter to $48.2 million in the fourth quarter, as a combination of strong core deposit trends and the proceeds from the insurance transaction allowed for the paydown of Federal Home Loan Bank (“FHLB”) borrowings.
•Shareholders’ equity was $3.0 billion, representing an increase of $528.3 million from the prior quarter primarily driven by increases in retained earnings and accumulated other comprehensive income. The increase in retained earnings was primarily due to the net gain on sale resulting from the insurance transaction.
•At December 31, 2023, book value per share was $16.86 and tangible book value per share* was $13.65. Please refer to Appendix D to this press release for a roll-forward of tangible shareholders’ equity*.

NET INTEREST INCOME

Net interest income was $133.3 million for the fourth quarter of 2023, compared to $137.2 million in the prior quarter, representing a decrease of $3.9 million.

•The decrease in net interest income on a consecutive quarter basis was primarily due to a decrease in the net interest margin, as increases in earning asset yields were more than offset by increased funding costs.
•The net interest margin on a FTE basis* was 2.69% for the fourth quarter, representing an 8 basis point decrease from the prior quarter.
•Total interest-earning asset yields increased 1 basis point from the prior quarter to 4.06%, due to increased residential loan, consumer loan and short-term investment yields as a result of higher interest rates throughout the quarter, partially offset by decreased commercial loan yield. The prior quarter’s commercial loan yield benefited from $2.6 million in commercial loan interest recoveries.
•Total interest-bearing liabilities cost increased 20 basis points from the prior quarter to 2.19%, due primarily to higher deposit costs resulting from deposit pricing increases and deposit mix shifts.
•The net interest margin for the fourth quarter included a partial quarter benefit from the proceeds of the insurance transaction, which was completed on October 31, 2023. The proceeds, in part, allowed the Company to reduce brokered deposits and borrowings to less than 1% of total assets.

NONINTEREST INCOME

Noninterest income, which excludes revenues from discontinued operations, was $26.7 million for the fourth quarter of 2023, compared to $19.2 million for the prior quarter, representing an increase of $7.6 million. Noninterest income on an operating basis* was $21.8 million for the fourth quarter of 2023, compared to $20.7 million for the prior quarter, an increase of $1.1 million.
•Service charges on deposit accounts increased $0.1 million on a consecutive quarter basis to $7.5 million.
•Trust and investment advisory fees decreased $0.1 million on a consecutive quarter basis to $6.1 million.
•Debit card processing fees were unchanged at $3.4 million in the fourth quarter.
•Loan-level interest rate swap income decreased $2.3 million from the prior quarter to a loss of $0.6 million. The decrease was driven primarily by a decrease in the fair value of such transactions.
•Income from investments held in rabbi trust accounts was $5.0 million compared to losses of $1.5 million in the prior quarter due to an increase in the fair value of such investments.
•In the fourth quarter, losses on the sale of commercial and industrial loans totaled $0.1 million, compared to losses of $2.7 million from the prior quarter.
•Other noninterest income increased $0.8 million in the fourth quarter to $5.6 million.

NONINTEREST EXPENSE

Noninterest expense, which excludes expenses from discontinued operations, was $121.0 million for the fourth quarter of 2023, compared to $101.7 million in the prior quarter, representing an increase of $19.3 million. Noninterest expense on an operating basis* for the fourth quarter of 2023 was $117.4 million, compared to $98.7 million in the prior quarter, an increase of $18.7 million. The increase in operating noninterest expense* was driven primarily by the $10.8 million special assessment from the FDIC as well as a $4.5 million increase in the operating portion of salaries and employee benefits expense.

•Salaries and employee benefits expense was $67.8 million, representing an increase of $6.9 million from the prior quarter. The increase was driven primarily by increases in incentive compensation costs and increases in supplemental executive retirement plan benefits expense.
•Office occupancy and equipment expense was $9.2 million, an increase of $0.6 million from the prior quarter.
•Data processing expense was $16.8 million, an increase of $3.3 million from the prior quarter, due in part to an increase in M&A related data processing costs of $1.4 million.
•Professional services expense was $4.1 million in the fourth quarter, a decrease of $3.0 million from the prior quarter, primarily due to a decrease in M&A related professional services costs of $3.2 million.
•Marketing expense was $2.7 million, an increase of $0.9 million from the prior quarter.
•Loan expenses were $1.2 million, an increase of $0.1 million from the prior quarter.
•Federal Deposit Insurance Corporation (“FDIC”) insurance expense was $13.5 million, an increase of $10.7 million from the prior quarter due to the special assessment charged by the FDIC to recover the loss to the Deposit Insurance Fund associated with protecting uninsured depositors following the closures of certain banks in 2023.
•Other noninterest expense was $5.3 million, a decrease of $0.1 million from the prior quarter.

INCOME TAXES

The income tax expense for the fourth quarter was $2.3 million. The lower than expected tax expense in the fourth quarter of 2023 was primarily a result of a tax planning strategy to recognize a net state tax benefit of $9.2 million primarily due to capital losses resulting from the securities sale in the first quarter of 2023.

ASSET QUALITY

The allowance for loan losses was $149.0 million at December 31, 2023, or 1.07% of total loans, compared to $155.1 million, or 1.12% of total loans, at September 30, 2023. During the fourth quarter of 2023, the Company recorded total net charge-offs of $11.4 million, or 0.32% of average total loans on an annualized basis, compared to $0.1 million or less than 0.01% of average total loans in the prior quarter, respectively. The increase in total net charge-offs in the fourth quarter was primarily due to partial charge-offs of two credits secured by investor commercial real estate office properties, each of which had previously been placed on non-accrual and were reserved for during the third quarter. The Company recorded a provision for loan losses totaling $5.2 million in the fourth quarter of 2023 due primarily to increases in specific reserves on commercial loans.

Non-performing loans totaled $52.6 million at December 31, 2023 compared to $47.5 million at the end of the prior quarter.

Please refer to the investor presentation for a review of the Company’s office-related commercial real estate exposure.

DIVIDENDS AND SHARE REPURCHASES

The Company’s Board of Directors has declared a quarterly cash dividend of $0.11 per common share. The dividend will be payable on March 15, 2024 to shareholders of record as of the close of business on March 1, 2024.

The Company did not repurchase any shares of its common stock during the fourth quarter of 2023.

CONFERENCE CALL AND PRESENTATION INFORMATION

A conference call and webcast covering Eastern’s fourth quarter 2023 earnings will be held on Friday, January 26, 2024 at 9:00 a.m. Eastern Time. To join by telephone, participants can call the toll-free dial-in number (888) 259-6580 from within the U.S. and reference conference ID 61093108. The conference call will be simultaneously webcast. Participants may join the webcast on the Company’s Investor Relations website at investor.easternbank.com. A presentation providing additional information for the quarter is also available at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

ABOUT EASTERN BANKSHARES, INC.

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 120 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of December 31, 2023, Eastern Bank had approximately $21 billion in total assets. Eastern provides a full range of banking and wealth management solutions for consumers and businesses of all sizes, and takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern is comprised of deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

CONTACT

Investor Contact

Jillian Belliveau
Eastern Bankshares, Inc.
InvestorRelations@easternbank.com
781-598-7920

Media Contact

Andrea Goodman
Eastern Bank
a.goodman@easternbank.com
781-598-7847

NON-GAAP FINANCIAL MEASURES

*Denotes a non-GAAP financial measure used in this press release.

A non-GAAP financial measure is defined as a numerical measure of the Company’s historical or future financial performance, financial position or cash flows that excludes (or includes) amounts, or is subject to adjustments that have the effect of excluding (or including) amounts that are included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) in the Company’s statement of income, balance sheet or statement of cash flows (or equivalent statements).

The Company presents non-GAAP financial measures, which management uses to evaluate the Company’s performance, and which exclude the effects of certain transactions that management believes are unrelated to its core business and are therefore not necessarily indicative of its current performance or financial position. Management believes excluding these items facilitates greater visibility for investors into the Company’s core business as well as underlying trends that may, to some extent, be obscured by inclusion of such items in the corresponding GAAP financial measures. Except as otherwise indicated, these non-GAAP financial measures presented in this press release exclude discontinued operations.

There are items in the Company’s financial statements that impact its financial results, but which management believes are unrelated to the Company’s core business. Accordingly, the Company presents noninterest income on an operating basis, total operating revenue, noninterest expense on an operating basis, operating net income, operating earnings per share, operating return on average assets, operating return on average shareholders’ equity, operating return on average tangible shareholders’ equity (discussed further below), and the operating efficiency ratio. Each of these figures excludes the impact of such applicable items because management believes such exclusion can provide greater visibility into the Company’s core business and underlying trends. Such items that management does not consider to be core to the Company’s business include (i) income and expenses from investments held in rabbi trusts, (ii) gains and losses on sales of securities available for sale, net, (iii) gains and losses on the sale of other assets, (iv) rabbi trust employee benefits, (v) impairment charges on tax credit investments and associated tax credit benefits, (vi) other real estate owned (“OREO”) gains, (vii) merger and acquisition expenses, (viii) the non-cash pension settlement charge recognized related to the Defined Benefit Plan, (ix) certain discrete tax items, and (x) net income from discontinued operations. The Company does not provide an outlook for its total noninterest income and total noninterest expense because each contains income or expense components, as applicable, such as income associated with rabbi trust accounts and rabbi trust employee benefit expense, which are market-driven, and over which the Company cannot exercise control. Accordingly, reconciliations of the Company’s outlook for its noninterest income on an operating basis and its noninterest expense on an operating basis to an outlook for total noninterest income and total noninterest expense, respectively, cannot be made available without unreasonable effort.

Management also presents tangible assets, tangible shareholders’ equity, average tangible shareholders’ equity, tangible book value per share, the ratio of tangible shareholders’ equity to tangible assets including the impact of mark-to-market adjustments on held-to-maturity securities, return on average tangible shareholders’ equity, and operating return on average shareholders’ equity (discussed further above), each of which excludes the impact of goodwill and other intangible assets, as management believes these financial measures provide investors with the ability to further assess the Company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. The Company included the tangible ratios because management believes that investors may find it useful to have access to the same analytical tools used by management to assess performance and identify trends.

These non-GAAP financial measures presented in this press release should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP or as an indication of the Company’s cash flows from operating activities, a measure of its liquidity position or an indication of funds available for its cash needs. An item which management considers to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular period. In addition, management’s methodology for calculating non-GAAP financial measures may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, the Company’s reported non-GAAP financial measures may not be comparable to the same or similar performance measures reported by other banking companies. Please refer to Appendices A-E for reconciliations of the Company's GAAP financial measures to the non-GAAP financial measures in this press release.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target”, “outlook” and similar expressions. Forward-looking statements, by their nature, are subject to risks and uncertainties. There are many factors that could cause actual results to differ materially from expected results described in the forward-looking statements.

Certain factors that could cause actual results to differ materially from expected results include; adverse developments in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for loan losses; increased competitive pressures; changes in interest rates and resulting changes in competitor or customer behavior, mix or costs of sources of funding, and deposit amounts and composition; risks associated with the Company’s completion and/or implementation of the merger with Cambridge, including risks that required regulatory, shareholder or other approvals for the merger are not obtained or other closing conditions are not satisfied in a timely manner or at all and that the merger fails to occur in the timeframe expected or at all; prior to the completion of the merger or thereafter, Cambridge or the Company may not perform as expected due to transaction-related uncertainty or other factors; and revenue or expense synergies may not fully materialize for the Company in the timeframe expected or at all, or may be more costly to achieve; adverse national or regional economic conditions or conditions within the securities markets or banking sector; legislative and regulatory changes and related compliance costs that could adversely affect the business in which the Company and its subsidiary Eastern Bank are engaged, including the effect of, and changes in, monetary and fiscal policies and laws, such as the interest rate policies of the Board of Governors of the Federal Reserve System; market and monetary fluctuations, including inflationary or recessionary pressures, interest rate sensitivity, liquidity constraints, increased borrowing and funding costs, and fluctuations due to actual or anticipated changes to federal tax laws; the realizability of deferred tax assets; the Company’s ability to successfully implement its risk mitigation strategies; asset and credit quality deterioration, including adverse developments in local or regional real estate markets that decrease collateral values associated with existing loans; and operational risks such as cybersecurity incidents, natural disasters, and pandemics, including COVID-19. For further discussion of such factors, please see the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”), including the joint proxy statement/prospectus (as defined below), which are available on the SEC’s website at www.sec.gov.

You should not place undue reliance on forward-looking statements, which reflect the Company's expectations only as of the date of this press release. The Company does not undertake any obligation to update forward-looking statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction, on January 16, 2024, the Company filed with the SEC a Registration Statement on Form S-4 and a Joint Proxy Statement of the Company and Cambridge and a Prospectus of the Company (the “joint proxy statement/prospectus”), as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF THE COMPANY AND CAMBRIDGE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND EACH OTHER RELEVANT DOCUMENT FILED WITH THE SEC, AS WELL AS ANY AMENDMENT OR SUPPLEMENT TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about the Company and Cambridge, can be obtained without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to the Company’s Investor Relations team via email at InvestorRelations@easternbank.com or by telephone at (781) 598-7920, or to Cambridge Investor Relations via email at InvestorRelations@cambridgetrust.com or by telephone at (617) 520-5520.

PARTICIPANTS IN THE SOLICITATION

The Company, Cambridge, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and/or Cambridge in connection with the proposed transaction under the rules of the SEC. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on April 3, 2023, and its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Commission on February 24, 2023, and other documents filed by the Company with the SEC. Information regarding Cambridge’s directors and executive officers is available in its definitive proxy statement relating to its 2023 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2023, the joint proxy statement/prospectus and other documents filed by Cambridge with the SEC. Information regarding the participants in the proxy solicitation and a description of their interests included in the joint proxy statement/prospectus and other relevant materials filed with the SEC may be obtained free of charge as described in the preceding paragraph.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

Certain information in this press release is presented as reviewed by the Company’s management and includes information derived from the Company’s Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the three months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022

Earnings data
Net interest income	$133,307	$137,205	$141,588	$138,309	$149,994
Noninterest income (loss)	26,739	19,157	26,204	(309,853)	22,425
Total revenue	160,046	156,362	167,792	(171,544)	172,419
Noninterest expense	121,029	101,748	99,934	95,891	112,583
Pre-tax, pre-provision income (loss)	39,017	54,614	67,858	(267,435)	59,836
Provision for allowance for loan losses	5,198	7,328	7,501	25	10,880
Pre-tax income (loss)	33,819	47,286	60,357	(267,460)	48,956
Net income (loss) from continuing operations	31,509	63,464	44,419	(202,081)	40,918
Net income (loss) from discontinued operations	286,994	(4,351)	4,238	7,985	1,376
Net income (loss)	318,503	59,113	48,657	(194,096)	42,294
Operating net income (non-GAAP)	16,875	52,085	41,092	53,134	48,570

Per-share data
Earnings (losses) per share, diluted	$1.95	$0.36	$0.30	$(1.20)	$0.26
Continuing operations	$0.19	$0.39	$0.27	$(1.25)	$0.25
Discontinued operations	$1.76	$(0.03)	$0.03	$0.05	$0.01
Operating earnings per share, diluted (non-GAAP)	$0.10	$0.32	$0.25	$0.33	$0.30
Book value per share	$16.86	$13.87	$14.33	$14.63	$14.03
Tangible book value per share (non-GAAP)	$13.65	$10.14	$10.59	$10.88	$10.28

Profitability
Return on average assets (2)	0.59%	1.18%	0.81%	(3.64)%	0.73%
Operating return on average assets (non-GAAP) (2)	0.31%	0.97%	0.75%	0.95%	0.86%
Return on average shareholders' equity (2)	4.66%	9.91%	6.85%	(33.31)%	6.71%
Operating return on average shareholders' equity (2)	2.51%	8.14%	6.34%	8.76%	7.96%
Return on average tangible shareholders' equity (non-GAAP) (2)	5.99%	13.38%	9.19%	(45.55)%	9.23%
Operating return on average tangible shareholders' equity (non-GAAP) (2)	3.20%	10.99%	8.50%	11.98%	10.95%
Net interest margin (FTE) (2)	2.69%	2.77%	2.80%	2.66%	2.81%
Cost of deposits (2)	1.51%	1.33%	1.22%	0.92%	0.37%
Efficiency ratio	75.62%	65.07%	59.56%	(55.90)%	65.30%
Operating efficiency ratio (non-GAAP)	73.59%	60.83%	58.47%	57.97%	57.26%

Balance Sheet (end of period)
Total assets	$21,133,278	$21,146,292	$21,583,493	$22,720,530	$22,646,858
Total loans	13,973,428	13,919,275	13,961,878	13,675,250	13,575,531
Total deposits	17,596,217	17,424,169	18,180,972	18,541,580	18,974,359
Total loans / total deposits	79%	80%	77%	74%	72%

Asset quality
Allowance for loan losses ("ALLL")	$148,993	$155,146	$147,955	$140,938	$142,211
ALLL / total nonperforming loans ("NPLs")	283.49%	326.86%	484.18%	407.65%	368.38%
Total NPLs / total loans	0.38%	0.34%	0.22%	0.25%	0.28%
Net charge-offs ("NCOs") / average total loans (2)	0.32%	0.00%	0.01%	0.00%	0.01%

Capital adequacy
Shareholders' equity / assets	14.08%	11.57%	11.71%	11.35%	10.91%
Tangible shareholders' equity / tangible assets (non-GAAP)	11.71%	8.73%	8.93%	8.70%	8.24%

(1) Average assets, average shareholders' equity and average tangible shareholders' equity components presented in this table include discontinued operations.
(2) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of			Dec 31, 2023 change from
(Unaudited, dollars in thousands)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023		Dec 31, 2022
ASSETS				△ $	△ %	△ $	△ %
Cash and due from banks	$87,233	$72,689	$106,040	$14,544	20%	$(18,807)	(18)%
Short-term investments	605,843	536,119	63,465	69,724	13%	542,378	855%
Cash and cash equivalents	693,076	608,808	169,505	84,268	14%	523,571	309%
Available for sale ("AFS") securities	4,407,521	4,261,518	6,690,778	146,003	3%	(2,283,257)	(34)%
Held to maturity ("HTM") securities	449,721	455,900	476,647	(6,179)	(1)%	(26,926)	(6)%
Total securities	4,857,242	4,717,418	7,167,425	139,824	3%	(2,310,183)	(32)%
Loans held for sale	1,124	23,892	4,543	(22,768)	(95)%	(3,419)	(75)%
Loans:
Commercial and industrial	3,034,068	3,087,509	3,150,946	(53,441)	(2)%	(116,878)	(4)%
Commercial real estate	5,457,349	5,396,912	5,155,323	60,437	1%	302,026	6%
Commercial construction	386,999	382,615	336,276	4,384	1%	50,723	15%
Business banking	1,085,763	1,087,799	1,090,492	(2,036)	—%	(4,729)	—%
Total commercial loans	9,964,179	9,954,835	9,733,037	9,344	—%	231,142	2%
Residential real estate	2,565,485	2,550,861	2,460,849	14,624	1%	104,636	4%
Consumer home equity	1,208,231	1,193,859	1,187,547	14,372	1%	20,684	2%
Other consumer	235,533	219,720	194,098	15,813	7%	41,435	21%
Total loans	13,973,428	13,919,275	13,575,531	54,153	—%	397,897	3%
Allowance for loan losses	(148,993)	(155,146)	(142,211)	6,153	(4)%	(6,782)	5%
Unamortized prem./disc. and def. fees	(25,068)	(19,307)	(13,003)	(5,761)	30%	(12,065)	93%
Net loans	13,799,367	13,744,822	13,420,317	54,545	—%	379,050	3%
Federal Home Loan Bank stock, at cost	5,904	37,125	41,363	(31,221)	(84)%	(35,459)	(86)%
Premises and equipment	60,133	59,033	62,493	1,100	2%	(2,360)	(4)%
Bank-owned life insurance	164,702	163,700	160,790	1,002	1%	3,912	2%
Goodwill and other intangibles, net	566,205	566,709	568,009	(504)	—%	(1,804)	—%
Deferred income taxes, net	266,185	416,081	331,963	(149,896)	(36)%	(65,778)	(20)%
Prepaid expenses	183,073	156,113	165,368	26,960	17%	17,705	11%
Other assets	536,267	527,873	426,863	8,394	2%	109,404	26%
Assets of discontinued operations	—	124,718	128,219	(124,718)	(100)%	(128,219)	(100)%
Total assets	$21,133,278	$21,146,292	$22,646,858	$(13,014)	—%	$(1,513,580)	(7)%
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Demand	$5,162,218	$5,177,015	$6,240,637	$(14,797)	—%	$(1,078,419)	(17)%
Interest checking accounts	3,737,361	3,671,871	4,568,122	65,490	2%	(830,761)	(18)%
Savings accounts	1,323,126	1,393,545	1,831,123	(70,419)	(5)%	(507,997)	(28)%
Money market investment	4,664,475	4,709,149	4,710,095	(44,674)	(1)%	(45,620)	(1)%
Certificates of deposit	2,709,037	2,472,589	1,624,382	236,448	10%	1,084,655	67%
Total deposits	17,596,217	17,424,169	18,974,359	172,048	1%	(1,378,142)	(7)%
Borrowed funds:
Federal Home Loan Bank advances	17,738	673,525	704,084	(655,787)	(97)%	(686,346)	(97)%
Escrow deposits of borrowers	21,978	24,947	22,314	(2,969)	(12)%	(336)	(2)%
Interest rate swap collateral funds	8,500	16,900	14,430	(8,400)	(50)%	(5,930)	(41)%
Total borrowed funds	48,216	715,372	740,828	(667,156)	(93)%	(692,612)	(93)%
Other liabilities	513,990	525,378	424,951	(11,388)	(2)%	89,039	21%
Liabilities of discontinued operations	—	34,820	34,930	(34,820)	(100)%	(34,930)	(100)%
Total liabilities	18,158,423	18,699,739	20,175,068	(541,316)	(3)%	(2,016,645)	(10)%
Shareholders' equity:
Common shares	1,767	1,766	1,762	1	—%	5	—%
Additional paid-in capital	1,666,441	1,661,136	1,649,141	5,305	—%	17,300	1%
Unallocated common shares held by the employee stock ownership plan ("ESOP")	(132,755)	(133,992)	(137,696)	1,237	(1)%	4,941	(4)%
Retained earnings	2,047,754	1,747,225	1,881,775	300,529	17%	165,979	9%
Accumulated other comprehensive income ("AOCI"), net of tax	(608,352)	(829,582)	(923,192)	221,230	(27)%	314,840	(34)%
Total shareholders' equity	2,974,855	2,446,553	2,471,790	528,302	22%	503,065	20%
Total liabilities and shareholders' equity	$21,133,278	$21,146,292	$22,646,858	$(13,014)	—%	$(1,513,580)	(7)%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended			Three months ended Dec 31, 2023 change from three months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2023	Sep 30, 2023	Dec 31, 2022	Sep 30, 2023		Dec 31, 2022

Interest and dividend income:				△ $	△ %	△ $	△ %
Interest and fees on loans	$168,419	$169,274	$142,446	$(855)	(1)%	$25,973	18%
Taxable interest and dividends on securities	23,782	24,191	30,413	(409)	(2)%	(6,631)	(22)%
Non-taxable interest and dividends on securities	1,434	1,434	1,594	—	—%	(160)	(10)%
Interest on federal funds sold and other short-term investments	10,011	7,269	545	2,742	38%	9,466	1737%
Total interest and dividend income	203,646	202,168	174,998	1,478	1%	28,648	16%
Interest expense:
Interest on deposits	67,389	59,607	17,457	7,782	13%	49,932	286%
Interest on borrowings	2,950	5,356	7,547	(2,406)	(45)%	(4,597)	(61)%
Total interest expense	70,339	64,963	25,004	5,376	8%	45,335	181%
Net interest income	133,307	137,205	149,994	(3,898)	(3)%	(16,687)	(11)%
Provision for allowance for loan losses	5,198	7,328	10,880	(2,130)	(29)%	(5,682)	(52)%
Net interest income after provision for allowance for loan losses	128,109	129,877	139,114	(1,768)	(1)%	(11,005)	(8)%
Noninterest income:
Service charges on deposit accounts	7,514	7,403	6,834	111	1%	680	10%
Trust and investment advisory fees	6,128	6,235	5,626	(107)	(2)%	502	9%
Debit card processing fees	3,398	3,388	3,227	10	—%	171	5%
Interest rate swap (losses) income	(576)	1,695	(78)	(2,271)	(134)%	(498)	638%
Income (losses) from investments held in rabbi trusts	4,969	(1,523)	3,235	6,492	(426)%	1,734	54%
Losses on sales of commercial and industrial loans	(87)	(2,651)	—	2,564	(97)%	(87)	—%
(Losses) gains on sales of mortgage loans held for sale, net	(219)	(164)	8	(55)	34%	(227)	(2838)%
Losses on sales of securities available for sale, net	—	—	(683)	—	—%	683	(100)%
Other	5,612	4,774	4,256	838	18%	1,356	32%
Total noninterest income	26,739	19,157	22,425	7,582	40%	4,314	19%
Noninterest expense:
Salaries and employee benefits	67,773	60,898	61,572	6,875	11%	6,201	10%
Office occupancy and equipment	9,195	8,641	8,641	554	6%	554	6%
Data processing	16,753	13,443	13,227	3,310	25%	3,526	27%
Professional services	4,108	7,125	4,295	(3,017)	(42)%	(187)	(4)%
Marketing expenses	2,693	1,765	3,032	928	53%	(339)	(11)%
Loan expenses	1,174	1,082	627	92	9%	547	87%
Federal Deposit Insurance Corporation ("FDIC") insurance	13,486	2,808	1,540	10,678	380%	11,946	776%
Amortization of intangible assets	505	504	299	1	—%	206	69%
Other	5,342	5,482	19,350	(140)	(3)%	(14,008)	(72)%
Total noninterest expense	121,029	101,748	112,583	19,281	19%	8,446	8%
Income before income tax expense	33,819	47,286	48,956	(13,467)	(28)%	(15,137)	(31)%
Income tax expense (benefit)	2,310	(16,178)	8,038	18,488	(114)%	(5,728)	(71)%
Net income from continuing operations	$31,509	$63,464	$40,918	$(31,955)	(50)%	$(9,409)	(23)%
Net income (loss) from discontinued operations	$286,994	$(4,351)	$1,376	$291,345	(6696)%	$285,618	20757%
Net income	$318,503	$59,113	$42,294	$259,390	439%	$276,209	653%

Share data:
Weighted average common shares outstanding, basic	162,571,066	162,370,469	162,032,522	200,597	0%	538,544	0%
Weighted average common shares outstanding, diluted	162,724,398	162,469,887	162,263,547	254,511	0%	460,851	0%
Earnings (loss) per share, basic:
Continuing operations	$0.19	$0.39	$0.25	$(0.20)	(51)%	$(0.06)	(24)%
Discontinued operations	$1.77	$(0.03)	$0.01	$1.80	(6000)%	$1.76	17600%
Earnings per share, basic	$1.96	$0.36	$0.26	$1.60	444%	$1.70	654%
Earnings (loss) per share, diluted:
Continuing operations	$0.19	$0.39	$0.25	$(0.20)	(51)%	$(0.06)	(24)%
Discontinued operations	$1.76	$(0.03)	$0.01	$1.79	(5967)%	$1.75	17500%
Earnings per share, diluted	$1.95	$0.36	$0.26	$1.59	442%	$1.69	650%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Twelve months ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2023	Dec 31, 2022	Change

Interest and dividend income:			△ $	△ %
Interest and fees on loans	$652,095	$476,041	$176,054	37%
Taxable interest and dividends on securities	101,233	118,690	(17,457)	(15)%
Non-taxable interest and dividends on securities	5,736	7,179	(1,443)	(20)%
Interest on federal funds sold and other short-term investments	37,395	3,271	34,124	1043%
Total interest and dividend income	796,459	605,181	191,278	32%
Interest expense:
Interest on deposits	226,075	28,621	197,454	690%
Interest on borrowings	19,975	8,506	11,469	135%
Total interest expense	246,050	37,127	208,923	563%
Net interest income	550,409	568,054	(17,645)	(3)%
Provision for allowance for loan losses	20,052	17,925	2,127	12%
Net interest income after provision for allowance for loan losses	530,357	550,129	(19,772)	(4)%
Noninterest income:
Service charges on deposit accounts	28,631	30,392	(1,761)	(6)%
Trust and investment advisory fees	24,264	23,593	671	3%
Debit card processing fees	13,469	12,644	825	7%
Interest rate swap income	1,536	6,009	(4,473)	(74)%
Income (losses) from investments held in rabbi trusts	9,305	(10,762)	20,067	(186)%
Losses on sales of commercial and industrial loans	(2,738)	—	(2,738)	—%
(Losses) gains on sales of mortgage loans held for sale, net	(507)	248	(755)	(304)%
Losses on sales of securities available for sale, net	(333,170)	(3,157)	(330,013)	10453%
Other	21,457	17,783	3,674	21%
Total noninterest (loss) income	(237,753)	76,750	(314,503)	(410)%
Noninterest expense:
Salaries and employee benefits	253,037	233,097	19,940	9%
Office occupancy and equipment	35,992	37,445	(1,453)	(4)%
Data processing	55,308	52,938	2,370	4%
Professional services	17,385	15,805	1,580	10%
Marketing expenses	7,592	9,294	(1,702)	(18)%
Loan expenses	4,466	6,384	(1,918)	(30)%
Federal Deposit Insurance Corporation ("FDIC") insurance	21,874	6,250	15,624	250%
Amortization of intangible assets	1,804	1,198	606	51%
Other	21,144	26,238	(5,094)	(19)%
Total noninterest expense	418,602	388,649	29,953	8%
(Loss) income before income tax expense	(125,998)	238,230	(364,228)	(153)%
Income tax (benefit) expense	(63,309)	51,719	(115,028)	(222)%
Net (loss) income from continuing operations	(62,689)	186,511	(249,200)	(134)%
Net income from discontinued operations	294,866	13,248	281,618	2126%
Net income	$232,177	$199,759	$32,418	16%

Share data:
Weighted average common shares outstanding, basic	162,293,020	165,510,357	(3,217,337)	(2)%
Weighted average common shares outstanding, diluted	162,403,097	165,648,571	(3,245,474)	(2)%

Earnings (loss) per share, basic:
Continuing operations	$(0.39)	$1.13	$(1.52)	(135)%
Discontinued operations	$1.82	$0.08	$1.74	2175%
Earnings per share, basic	$1.43	$1.21	$0.22	18%

Earnings (loss) per share, diluted:
Continuing operations	$(0.39)	$1.13	$(1.52)	(135)%
Discontinued operations	$1.82	$0.08	$1.74	2175%
Earnings per share, diluted	$1.43	$1.21	$0.22	18%

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the three months ended
	Dec 31, 2023			Sep 30, 2023			Dec 31, 2022
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)	Avg. Balance	Interest	Yield / Cost (5)
Interest-earning assets:
Loans (1):
Commercial	$9,978,154	$126,128	5.01%	$9,988,712	$128,051	5.09%	$9,528,386	$108,015	4.50%
Residential	2,573,032	23,546	3.63%	2,553,150	22,988	3.57%	2,313,810	18,837	3.23%
Consumer	1,411,374	22,835	6.42%	1,386,350	22,227	6.36%	1,363,858	18,949	5.51%
Total loans	13,962,560	172,509	4.90%	13,928,212	173,266	4.94%	13,206,054	145,801	4.38%
Investment securities	5,670,742	25,609	1.79%	5,777,173	26,009	1.79%	8,422,385	32,432	1.53%
Federal funds sold and other short-term investments	720,384	10,011	5.51%	537,602	7,269	5.36%	63,408	545	3.41%
Total interest-earning assets	20,353,686	208,129	4.06%	20,242,987	206,544	4.05%	21,691,847	178,778	3.27%
Non-interest-earning assets	834,391			1,033,879			653,158
Total assets	$21,188,077			$21,276,866			$22,345,005

Interest-bearing liabilities:
Deposits:
Savings	$1,352,239	$45	0.01%	$1,441,636	$43	0.01%	$1,924,840	$57	0.01%
Interest checking	3,753,352	7,080	0.75%	3,903,062	6,302	0.64%	4,871,089	4,897	0.40%
Money market	4,735,917	29,390	2.46%	4,836,895	27,695	2.27%	4,778,694	9,919	0.82%
Time deposits	2,656,313	30,874	4.61%	2,341,684	25,567	4.33%	563,735	2,584	1.82%
Total interest-bearing deposits	12,497,821	67,389	2.14%	12,523,277	59,607	1.89%	12,138,358	17,457	0.57%
Borrowings	242,437	2,950	4.83%	414,252	5,356	5.13%	795,527	7,547	3.76%
Total interest-bearing liabilities	12,740,258	70,339	2.19%	12,937,529	64,963	1.99%	12,933,885	25,004	0.77%
Demand deposit accounts	5,210,185			5,257,704			6,495,817
Other noninterest-bearing liabilities	555,034			541,827			495,129
Total liabilities	18,505,477			18,737,060			19,924,831
Shareholders' equity	2,682,600			2,539,806			2,420,174
Total liabilities and shareholders' equity	$21,188,077			$21,276,866			$22,345,005

Net interest income - FTE		$137,790			$141,581			$153,774
Net interest rate spread (2)			1.87%			2.06%			2.50%
Net interest-earning assets (3)	$7,613,428			$7,305,458			$8,757,962
Net interest margin - FTE (4)			2.69%			2.77%			2.81%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.
(5) Presented on an annualized basis.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
AVERAGE BALANCES, INTEREST EARNED/PAID, & AVERAGE YIELDS

	As of and for the twelve months ended
	Dec 31, 2023			Dec 31, 2022
(Unaudited, dollars in thousands)	Avg. Balance	Interest	Yield / Cost	Avg. Balance	Interest	Yield / Cost
Interest-earning assets:
Loans (1):
Commercial	$9,913,968	$491,427	4.96%	$9,147,540	$366,097	4.00%
Residential	2,538,588	90,139	3.55%	2,064,609	63,803	3.09%
Consumer	1,381,745	86,167	6.24%	1,327,417	56,965	4.29%
Total loans	13,834,301	667,733	4.83%	12,539,566	486,865	3.88%
Non-taxable investment securities	197,682	7,279	3.68%	253,651	9,091	3.58%
Taxable investment securities	6,050,024	101,233	1.67%	8,413,217	118,690	1.41%
Total investment securities	6,247,706	108,512	1.74%	8,666,868	127,781	1.47%
Federal funds sold and other short-term investments	720,864	37,395	5.19%	420,834	3,271	0.78%
Total interest-earning assets	20,802,871	813,640	3.91%	21,627,268	617,917	2.86%
Non-interest-earning assets	921,622			986,865
Total assets	$21,724,493			$22,614,133

Interest-bearing liabilities:
Deposits:
Savings	$1,515,713	$217	0.01%	$2,015,651	$209	0.01%
Interest checking	4,070,585	24,235	0.60%	4,890,709	11,675	0.24%
Money market	4,918,343	104,002	2.11%	5,057,445	13,479	0.27%
Time deposits	2,303,520	97,621	4.24%	463,261	3,258	0.70%
Total interest-bearing deposits	12,808,161	226,075	1.77%	12,427,066	28,621	0.23%
Borrowings	418,884	19,975	4.77%	256,632	8,506	3.31%
Total interest-bearing liabilities	13,227,045	246,050	1.86%	12,683,698	37,127	0.29%
Demand deposit accounts	5,404,208			6,647,518
Other noninterest-bearing liabilities	522,239			451,384
Total liabilities	19,153,492			19,782,600
Shareholders' equity	2,571,001			2,831,533
Total liabilities and shareholders' equity	$21,724,493			$22,614,133

Net interest income - FTE		$567,590			$580,790
Net interest rate spread (2)			2.05%			2.57%
Net interest-earning assets (3)	$7,575,826			$8,943,570
Net interest margin - FTE (4)			2.73%			2.69%

(1) Includes non-accrual loans.
(2) Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin - FTE represents fully-taxable equivalent net interest income* divided by average total interest-earning assets. Please refer to Appendix B to this press release for a reconciliation of fully-taxable equivalent net interest income.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - NON-PERFORMING ASSETS (1)

	As of
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
(Unaudited, dollars in thousands)
Non-accrual loans:
Commercial	$35,107	$31,703	$14,178	$17,271	$21,474
Residential	8,725	8,075	8,796	9,603	9,750
Consumer	8,725	7,687	7,584	7,699	7,380
Total non-accrual loans	52,557	47,465	30,558	34,573	38,604
Total accruing loans past due 90 days or more:	—	—	—	—	—
Total non-performing loans	52,557	47,465	30,558	34,573	38,604
Other real estate owned	—	—	—	—	—
Other non-performing assets:	—	—	—	—	—
Total non-performing assets (1)	$52,557	$47,465	$30,558	$34,573	$38,604
Total accruing troubled debt restructured ("TDR") (2)	$—	$—	$—	$—	$28,834
Total non-performing loans to total loans	0.38%	0.34%	0.22%	0.25%	0.28%
Total non-performing assets to total assets	0.25%	0.22%	0.14%	0.15%	0.17%

(1) Non-performing assets are comprised of NPLs, other real estate owned ("OREO"), and non-performing securities. NPLs consist of non-accrual loans and loans that are more than 90 days past due but still accruing interest. OREO consists of real estate properties, which primarily serve as collateral to secure the Company’s loans, that it controls due to foreclosure or acceptance of a deed in lieu of foreclosure.
(2) The Company adopted ASU 2022-02 on January 1, 2023 which eliminated the TDR recognition and measurement guidance. Accordingly, the Company had no TDRs to report as of March 31, 2023 and subsequent periods.

EASTERN BANKSHARES, INC. AND SUBSIDIARIES
ASSET QUALITY - PROVISION, ALLOWANCE, AND NET CHARGE-OFFS (RECOVERIES)

	Three months ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
(Unaudited, dollars in thousands)
Average total loans	$13,961,061	$13,926,194	$13,803,292	$13,633,165	$13,203,450
Allowance for loan losses, beginning of the period	155,146	147,955	140,938	142,211	131,663
Total cumulative effect of change in accounting principle (1):	—	—	—	(1,143)	—
Charged-off loans:
Commercial and industrial	2	11	—	—	256
Commercial real estate	8,008	—	—	—	—
Commercial construction	—	—	—	—	—
Business banking	3,745	303	254	343	370
Residential real estate	—	—	—	—	—
Consumer home equity	—	—	—	7	1
Other consumer	536	731	591	561	515
Total charged-off loans	12,291	1,045	845	911	1,142
Recoveries on loans previously charged-off:
Commercial and industrial	11	120	26	139	248
Commercial real estate	190	2	2	4	38
Commercial construction	—	—	—	—	—
Business banking	573	609	204	481	391
Residential real estate	34	30	18	15	14
Consumer home equity	1	39	—	1	8
Other consumer	131	108	111	116	111
Total recoveries	940	908	361	756	810
Net loans charged-off (recoveries):
Commercial and industrial	(9)	(109)	(26)	(139)	8
Commercial real estate	7,818	(2)	(2)	(4)	(38)
Commercial construction	—	—	—	—	—
Business banking	3,172	(306)	50	(138)	(21)
Residential real estate	(34)	(30)	(18)	(15)	(14)
Consumer home equity	(1)	(39)	—	6	(7)
Other consumer	405	623	480	445	404
Total net loans charged-off	11,351	137	484	155	332
Provision for allowance for loan losses	5,198	7,328	7,501	25	10,880
Total allowance for loan losses, end of period	$148,993	$155,146	$147,955	$140,938	$142,211
Net charge-offs to average total loans outstanding during this period (2)	0.32%	0.00%	0.01%	0.00%	0.01%
Allowance for loan losses as a percent of total loans	1.07%	1.12%	1.06%	1.03%	1.05%
Allowance for loan losses as a percent of nonperforming loans	283.49%	326.86%	484.18%	407.65%	368.38%

(1) For the quarter ended March 31, 2023, represents the adjustment needed to reflect the cumulative day one impact pursuant to the Company’s adoption of ASU 2022-02 (i.e., cumulative effect adjustment related to the adoption of ASU 2022-02 as of January 1, 2023). The adjustment represents a $1.1 million decrease to the allowance attributable to the change in accounting methodology for estimating the allowance for loan losses resulting from the Company’s adoption of the standard.
(2) Presented on an annualized basis.

APPENDIX A: Reconciliation of Non-GAAP Earnings Metrics (1)

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of and for the Three Months Ended
(Unaudited, dollars in thousands, except per-share data)	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022

Net income (loss) from continuing operations (GAAP)	$31,509	$63,464	$44,419	$(202,081)	$40,918
Add:
Noninterest income components:
(Income) losses from investments held in rabbi trusts	(4,969)	1,523	(3,002)	(2,857)	(3,235)
Losses on sales of securities available for sale, net	—	—	—	333,170	683
(Gains) losses on sales of other assets	—	(2)	—	5	10
Noninterest expense components:
Rabbi trust employee benefit expense (income)	1,740	(586)	1,314	1,274	1,103
Merger and acquisition expenses	1,865	3,630	—	—	—
Defined Benefit Plan settlement loss	—	—	—	—	12,045
Total impact of non-GAAP adjustments	(1,364)	4,565	(1,688)	331,592	10,606
Less net tax benefit associated with non-GAAP adjustments (2)	13,270	15,944	1,639	76,377	2,954
Non-GAAP adjustments, net of tax	$(14,634)	$(11,379)	$(3,327)	$255,215	$7,652
Operating net income (non-GAAP)	$16,875	$52,085	$41,092	$53,134	$48,570

Weighted average common shares outstanding during the period:
Basic	162,571,066	162,370,469	162,232,236	161,991,373	162,032,522
Diluted	162,724,398	162,469,887	162,246,675	162,059,431	162,263,547

Earnings (losses) per share from continuing operations, basic:	$0.19	$0.39	$0.27	$(1.25)	$0.25
Earnings (losses) per share from continuing operations, diluted:	$0.19	$0.39	$0.27	$(1.25)	$0.25

Operating earnings per share, basic (non-GAAP)	$0.10	$0.32	$0.25	$0.33	$0.30
Operating earnings per share, diluted (non-GAAP)	$0.10	$0.32	$0.25	$0.33	$0.30

Return on average assets (3)	0.59%	1.18%	0.81%	(3.64)%	0.73%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.09)%	0.03%	(0.05)%	(0.05)%	(0.06)%
Losses on sales of securities available for sale, net (3)	0.00%	0.00%	0.00%	6.00%	0.01%
(Gains) losses on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.03%	(0.01)%	0.02%	0.02%	0.02%
Merger and acquisition expenses (3)	0.03%	0.07%	0.00%	0.00%	0.00%
Defined Benefit Plan settlement loss (3)	0.00%	0.00%	0.00%	0.00%	0.21%
Less net tax benefit associated with non-GAAP adjustments (2) (3)	0.25%	0.30%	0.03%	1.38%	0.05%
Operating return on average assets (non-GAAP) (3)	0.31%	0.97%	0.75%	0.95%	0.86%

Return on average shareholders' equity (3)	4.66%	9.91%	6.85%	(33.31)%	6.71%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.73)%	0.24%	(0.46)%	(0.47)%	(0.53)%
Losses on sales of securities available for sale, net (3)	0.00%	0.00%	0.00%	54.92%	0.11%
(Gains) losses on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.26%	(0.09)%	0.20%	0.21%	0.18%
Merger and acquisition expenses (3)	0.28%	0.57%	0.00%	0.00%	0.00%
Defined Benefit Plan settlement loss (3)	0.00%	0.00%	0.00%	0.00%	1.97%
Less net tax benefit associated with non-GAAP adjustments (2) (3)	1.96%	2.49%	0.25%	12.59%	0.48%
Operating return on average shareholders' equity (non-GAAP) (3)	2.51%	8.14%	6.34%	8.76%	7.96%

Average tangible shareholders' equity:
Average total shareholders' equity (GAAP)	$2,682,600	$2,539,806	$2,599,325	$2,460,170	$2,420,174
Less: Average goodwill and other intangibles	597,234	658,591	659,825	660,795	661,841
Average tangible shareholders' equity (non-GAAP)	$2,085,366	$1,881,215	$1,939,500	$1,799,375	$1,758,333

Return on average tangible shareholders' equity (non-GAAP) (3)	5.99%	13.38%	9.19%	(45.55)%	9.23%
Add:
(Income) losses from investments held in rabbi trusts (3)	(0.95)%	0.32%	(0.62)%	(0.64)%	(0.73)%
Losses on sales of securities available for sale, net (3)	0.00%	0.00%	0.00%	75.09%	0.15%
(Gains) losses on sales of other assets (3)	0.00%	0.00%	0.00%	0.00%	0.00%
Rabbi trust employee benefit expense (income) (3)	0.33%	(0.12)%	0.27%	0.29%	0.25%
Merger and acquisition expenses (3)	0.35%	0.77%	0.00%	0.00%	0.00%
Defined Benefit Plan settlement loss (3)	0.00%	0.00%	0.00%	0.00%	2.72%
Less net tax benefit associated with non-GAAP adjustments (2) (3)	2.52%	3.36%	0.34%	17.21%	0.67%
Operating return on average tangible shareholders' equity (non-GAAP) (3)	3.20%	10.99%	8.50%	11.98%	10.95%

(1) Average assets, average shareholders' equity, average goodwill and other intangibles, and average tangible shareholders' equity components presented in this table include discontinued operations.
(2) The net tax benefit (expense) associated with these items is generally determined by assessing whether each item is included or excluded from net taxable income and applying our combined statutory tax rate only to those items included in net taxable income. The net tax benefit for the three months ended December 31, 2023 was primarily due to the tax benefit from state tax strategies associated with the utilization of capital losses as a result of the sale of securities in the first quarter of 2023, described further below. Upon the sale of securities in the first quarter of 2023, we established a valuation allowance of $17.4 million, as it was determined at that time that it was not more-likely-than-not that the entirety of the deferred tax asset related to the loss on such securities would be realized. Included in that $17.4 million was $2.8 million in expected lost state tax benefits. Following the execution of the sale of our insurance agency business in October 2023 and the resulting capital gain, coupled with tax planning strategies, a state tax benefit of $13.6 million was realized on the security sale losses.
(3) Presented on an annualized basis.

APPENDIX B: Reconciliation of Non-GAAP Operating Revenues and Expenses

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
(Unaudited, dollars in thousands)
Net interest income (GAAP)	$133,307	$137,205	$141,588	$138,309	$149,994
Add:
Tax-equivalent adjustment (non-GAAP) (1)	4,483	4,376	3,877	4,445	3,780
Fully-taxable equivalent net interest income (non-GAAP)	$137,790	$141,581	$145,465	$142,754	$153,774

Noninterest income (loss) (GAAP)	$26,739	$19,157	$26,204	$(309,853)	$22,425
Less:
Income (losses) from investments held in rabbi trusts	4,969	(1,523)	3,002	2,857	3,235
Losses on sales of securities available for sale, net	—	—	—	(333,170)	(683)
Gains (losses) on sales of other assets	—	2	—	(5)	(10)
Noninterest income on an operating basis (non-GAAP)	$21,770	$20,678	$23,202	$20,465	$19,883

Noninterest expense (GAAP)	$121,029	$101,748	$99,934	$95,891	$112,583
Less:
Rabbi trust employee benefit expense (income)	1,740	(586)	1,314	1,274	1,103
Merger and acquisition expenses	1,865	3,630	—	—	—
Defined Benefit Plan settlement loss	—	—	—	—	12,045
Noninterest expense on an operating basis (non-GAAP)	$117,424	$98,704	$98,620	$94,617	$99,435

Total revenue (loss) (GAAP)	$160,046	$156,362	$167,792	$(171,544)	$172,419
Total operating revenue (non-GAAP)	$159,560	$162,259	$168,667	$163,219	$173,657

Efficiency ratio (GAAP)	75.62%	65.07%	59.56%	(55.90)%	65.30%
Operating efficiency ratio (non-GAAP)	73.59%	60.83%	58.47%	57.97%	57.26%

(1) Interest income on tax-exempt loans and investment securities has been adjusted to a FTE basis using a marginal tax rate of 21.9%, 21.7%, 21.8%, 21.7%, and 21.6% for the three months ended December 31, 2023, September 30, 2023, June 30, 2023, March 31, 2023, and December 31, 2022, respectively.

APPENDIX C: Reconciliation of Non-GAAP Capital Metrics

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
(Unaudited, dollars in thousands, except per-share data)
Tangible shareholders' equity:
Total shareholders' equity (GAAP)	$2,974,855	$2,446,553	$2,526,772	$2,579,123	$2,471,790
Less: Goodwill and other intangibles (1)	566,205	657,824	658,993	660,165	661,126
Tangible shareholders' equity (non-GAAP)	2,408,650	1,788,729	1,867,779	1,918,958	1,810,664

Tangible assets:
Total assets (GAAP)	21,133,278	21,146,292	21,583,493	22,720,530	22,646,858
Less: Goodwill and other intangibles (1)	566,205	657,824	658,993	660,165	661,126
Tangible assets (non-GAAP)	$20,567,073	$20,488,468	$20,924,500	$22,060,365	$21,985,732

Shareholders' equity to assets ratio (GAAP)	14.08%	11.57%	11.71%	11.35%	10.91%
Tangible shareholders' equity to tangible assets ratio (non-GAAP)	11.71%	8.73%	8.93%	8.70%	8.24%

Common shares outstanding	176,426,993	176,376,675	176,376,675	176,328,426	176,172,073

Book value per share (GAAP)	$16.86	$13.87	$14.33	$14.63	$14.03
Tangible book value per share (non-GAAP)	$13.65	$10.14	$10.59	$10.88	$10.28

(1) Includes goodwill and other intangible assets of discontinued operations as of September 30, 2023 and preceding periods.

APPENDIX D: Tangible Shareholders’ Equity Roll Forward Analysis

For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures."

	As of		Change from
	Dec 31, 2023	Sep 30, 2023	Sep 30, 2023
(Unaudited, dollars in thousands, except per-share data)
Common stock	$1,767	$1,766	$1
Additional paid in capital	1,666,441	1,661,136	5,305
Unallocated ESOP common stock	(132,755)	(133,992)	1,237
Retained earnings	2,047,754	1,747,225	300,529
AOCI, net of tax - available for sale securities	(584,243)	(763,871)	179,628
AOCI, net of tax - pension	7,462	6,021	1,441
AOCI, net of tax - cash flow hedge	(31,571)	(71,732)	40,161
Total shareholders' equity:	$2,974,855	$2,446,553	$528,302
Less: Goodwill and other intangibles (1)	566,205	657,824	(91,619)
Tangible shareholders' equity (non-GAAP)	$2,408,650	$1,788,729	$619,921

Common shares outstanding	176,426,993	176,376,675	50,318

Per share:
Common stock	$0.01	$0.01	$—
Additional paid in capital	9.45	9.42	0.03
Unallocated ESOP common stock	(0.75)	(0.76)	0.01
Retained earnings	11.61	9.91	1.70
AOCI, net of tax - available for sale securities	(3.31)	(4.33)	1.02
AOCI, net of tax - pension	0.04	0.03	0.01
AOCI, net of tax - cash flow hedge	(0.18)	(0.41)	0.23
Total shareholders' equity:	$16.86	$13.87	$2.99
Less: Goodwill and other intangibles (1)	3.21	3.73	(0.52)
Tangible shareholders' equity (non-GAAP)	$13.65	$10.14	$3.51

(1) Includes goodwill and other intangible assets of discontinued operations as of September 30, 2023.